Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FibroGen, Inc. of our report dated June 11, 2014, except for the effects of the reverse stock split described in Note 1 to the consolidated financial statements, as to which the date is November 10, 2014, relating to the consolidated financial statements of FibroGen, Inc., which appears in FibroGen, Inc.’s Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-199069) filed on November 12, 2014.

/s/PricewaterhouseCoopers LLP

San Jose, California

November 18, 2014